Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement of our report dated September 12, 2003, relating to the financial statements of The Duncan Group, Inc. d/b/a Frontline Physicians Exchange appearing in the Company's Current Report on Form 8-K/A filed January 26, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York


February 26, 2004